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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported) June 21, 1997

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                           HOST MARRIOTT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
               (State or Other Jurisdiction of Incorporation)

       1-5664                                       53-0085950
(Commission File Number)               (I.R.S. Employer Identification Number)


                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principal Executive Offices) (Zip Code)

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       Registrant's Telephone Number, Including Area Code (301) 380-9000
         (Former Name or Former Address, if changed since last report.)

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                                    FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 21, 1997, HMC Senior Communities, Inc. ("HMCSC"), a wholly-owned subsidiary of Host Marriott Corporation ("Host Marriott"), the registrant, completed the acquisition of the outstanding common stock of Forum Group, Inc., (the "Forum Group") from Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc. Host Marriott purchased the Forum Group portfolio of senior living communities for approximately $540 million, including an expansion plan valued at approximately $107 million.

The Forum Group portfolio, which includes 29 retirement communities with 6,127 existing units located in 11 states, will continue to be managed by Marriott Senior Living Services under the Marriott brand name. The expansion plan will add 1,060 units, of which approximately 500 are expected to be completed during 1997 with the remainder expected to be completed by January 1999.

The Forum Group owns 100% of 19 of the 29 communities, a 59% interest in one property, and a 79% interest in the nine remaining communities through its ownership interest in FRP Retirement Partners, L.P., a publicly held master limited partnership. Host Marriott consolidated approximately $275 million of debt as a result of the acquisition of the Forum Group.

Substantially all of the hotel and senior living properties owned or controlled by Host Marriott and its subsidiaries are managed or franchised by Marriott International through management and franchise agreements. Host Marriott has obtained, and may obtain in the future, financing from Marriott International for a portion of the cost of acquiring properties to be operated or franchised by Marriott International. The performance of certain guarantees and debt obligations of Host Marriott and its affilites totaling approximately $115 million at March 28, 1997, are guaranteed by Marriott International. Marriott International has the right to purchase up to 20% of the voting stock of Host Marriott if certain events involving a change in control of Host Marriott occur.

Richard E. Marriott, the Chairman of the Board of Host Marriott, is a director of Marriott International. J.W. Marriott, Jr., the Chairman of the Board and Chief Executive Officer of Marriott International is a director of Host Marriott. Richard E. Marriott beneficially owns approximately 10.4% and 6.67% of the outstanding common stock of Marriott International and Host Marriott, respectively. J.W. Marriott, Jr. beneficially owns approximately 10.6% and 6.60% of the outstanding common stock of Marriott International and Host Marriott, respectively. Some of such shares are beneficially owned by both Richard E. Marriott and J.W. Marriott, Jr., who are brothers.

Additional   information   on  Host   Marriott's   relationship   with  Marriott
International is included, or incorporated by reference, in Host Marriott Corporation's Annual Report on Form 10-K for the fiscal year ended January 3, 1997.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired:

          It is impracticable for the Registrant to provide the required financial statements and pro forma financial information at the time of this filing. The Registrant will file such financial statements and pro forma financial information by amendment no later than 60 days after the date this report is filed, as permitted under Item 7 of Form 8-K.

     (c) Exhibits:

          (10.1) Stock  Purchase  Agreement,  dated June 21, 1997,  between Host
                 Marriott Corporation and Marriott Senior Living Services, Inc.

          (99)   News Release dated June 24, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HOST MARRIOTT CORPORATION

                                   By:  /s/ Donald D. Olinger
                                        --------------------------------
                                        Donald D. Olinger
                                        Senior Vice President and
                                        Corporate Controller

 Date: July, 7, 1997